UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 10, 2020

PHIO PHARMACEUTICALS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36304	45-3215903
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

257 Simarano Drive, Suite 101

Marlborough, Massachusetts 01752

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (508) 767-3861

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class of securities:	Trading Symbol(s):	Name of exchange on which registered:
Common Stock, par value $0.0001	PHIO	The Nasdaq Capital Market

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On January 10, 2020, Phio Pharmaceuticals Corp. (“the Company”) held a special meeting of its stockholders (the “Special Meeting”) (reconvened from the meeting initially called for December 12, 2019). At the Special Meeting, the Company’s stockholders voted on a proposal to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse split of the Company’s Common Stock, at a ratio of not less than 1-for-2 and not greater than 1-for-70, with the exact ratio and effective time of the reverse stock split to be determined by the Board of Directors as described in the Company’s Definitive Proxy Statement, filed on Schedule 14A on November 22, 2019.

The Company had 36,818,956 shares of Common Stock issued and outstanding at the close of business on November 19, 2019, the record date for eligibility to vote at the Special Meeting, and there were present (in person or represented by valid proxy) a total of 20,424,055 shares of Common Stock. The number of votes cast for and against, and the number of abstentions and broker non-votes with respect to the proposal voted upon at the Special Meeting were: 18,643,914 votes “for”, 1,702,383 votes “against” and 77,758 votes abstained. There were no broker non-votes regarding this proposal.

The Company is taking steps to implement the reverse stock split. The ratio and effective date of the reverse stock split will be reported on a separate Current Report on Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 10, 2020

PHIO PHARMACEUTICALS CORP.

By:	/s/ Gerrit Dispersyn
Gerrit Dispersyn President and Chief Executive Officer

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